UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April, 28, 2009

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On April 28, 2009, the Board of Directors of Costco Wholesale Corporation adopted amendments to the Company’s bylaws. The amendments to the Bylaws made the following substantive changes:

1. Section 2.1. Amendments were made to the requirements for a shareholder to present a proposal to a meeting of shareholders, including the information that a shareholder must provide in connection with a proposal.

2. Section 2.2. Amendments were made to the notice requirements for a shareholder to call a special meeting of shareholders.

3. Section 2.3. Amendments were made to notice provisions to permit the Company to provide notice to shareholders electronically and for shareholders to provide notice to the Company electronically.

4. Section 2.9. This section was amended to conform to Washington law, which allows action by written shareholder consent only if unanimous.

5. Section 3.13. Amendments were made to permit the consent of a director to be delivered electronically.

Item 8.01.	Other Events

The Board of Directors declared a quarterly cash dividend on Costco Wholesale common stock and approved an increase from $.16 to $.18. The dividend of $.18 per share declared is payable May 29, 2009, to shareholders of record at the close of business on May 15, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

3.1.	Amended and Restated Bylaws, effective April 28, 2009

99.1.	Press release dated April, 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on April, 29, 2009.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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